UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2022

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 8, 2022, Zosano Pharma Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim”) related to the public offering by the Company of 51,250,000 units (“Units”), each consisting of one share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and one Series F Common Stock Purchase Warrant (“Series F Warrant”) to purchase one share of Common Stock, at a public offering price of $0.30 per Unit ($0.29 per share of Common Stock and $0.01 per Warrant). The Company also granted Maxim an option for a period of 30 days to purchase up to an additional 7,687,500 shares of Common Stock and/or additional Series F Warrants to purchase up to 7,687,500 shares of Common Stock. On February 9, 2022, Maxim partially exercised the option and notified the Company that it will be purchasing the additional Series F Warrants to purchase up to 7,687,500 shares of Common Stock.

The Series F Warrants will be immediately exercisable and have an exercise price per share equal to $0.30. The Series F Warrants will remain exercisable until their expiration on the fifth anniversary of the issuance date.

The shares of Common Stock and the Series F Warrants comprising the Units are immediately separable and will be issued separately, but will be purchased together in this offering. Computershare, Inc. and Computershare Trust Company, N.A. (collectively, “Computershare”) will serve as the agent for the Company with respect to the Series F Warrants pursuant to a warrant agency agreement (the “Warrant Agency Agreement”) to be entered into by Computershare and the Company on the closing date of the offering.

The Company estimates that the net proceeds from the offering will be approximately $14.0 million, assuming no exercise of the Series F Warrants issued in the offering and no exercise by Maxim of the option to purchase additional shares of Common Stock and after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company currently expects to use the net proceeds from the offering to fund pre-commercialization activities and for general working capital and corporate purposes.

The closing of the offering is subject to the satisfaction of customary closing conditions set forth in the Underwriting Agreement. The Underwriting Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. The offering is expected to close on February 10, 2022.

On February 8, 2022, the Company also entered into voting agreements with certain investors purchasing Units (the “Voting Agreements”). Pursuant to the terms of the Voting Agreements, such investors have agreed to vote all shares of Common Stock they beneficially own on the closing date of the offering, including the shares purchased in the offering, with respect to any proposals presented to the stockholders of the Company at the Company’s next stockholders’ meeting. Such investors’ agreement to vote their shares of Common Stock in accordance with the immediately preceding sentence does not require the holder to vote for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by the Company’s board of directors.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-257682) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The foregoing descriptions of the Underwriting Agreement, the Series F Warrants, the Warrant Agency Agreement and the Voting Agreements are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the form of Series F Warrant, the form of Warrant Agency Agreement and the form of Voting Agreement, copies of which are filed as Exhibit 1.1, Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the offering is filed herewith as Exhibit 5.1.

Item 8.01.	Other Events.

Certain Preliminary Financial and Other Information

Currently, the Company has approximately $7.6 million in cash and cash equivalents. After taking into account the Company’s receipt of the estimated net proceeds of the offering described in Item 1.01 above, the Company expects that it will have cash and cash equivalents necessary to fund its operations through approximately July 2022. While the Company is exploring raising additional capital beyond the offering to enable its ongoing operations, if the Company cannot obtain sufficient additional capital on terms acceptable to the Company, or at all, the Company may be unable to fund its ongoing operations. Furthermore, any additional capital that the Company is able to raise in the near term may not be sufficient to fund its operations through potential U.S. Food and Drug Administration (“FDA”) approval of the Company’s 505(b)(2) New Drug Application (“NDA”) for M207, even if the FDA accepts the Company’s view regarding the M207 NDA resubmission.

In addition, the Company has retained SierraConstellation Partners, LLC as an independent financial advisor to assist in exploring financial and strategic alternatives to maximize value, which may include, but not be limited to, asset or equity sales, joint venture and partnership opportunities, and restructuring, amendment or refinancing of existing liabilities. The Company is also evaluating various alternatives to improve its liquidity, including but not limited to, further reductions of operating and capital expenditures and other contractual obligations. However, there can be no assurances that the Company will be able to successfully raise capital, improve its financial position and liquidity, restructure its obligations, enter into any asset or equity sale, joint venture or partnership opportunity and/or otherwise achieve any of these objectives.

The above information is preliminary and subject to completion, including the completion of customary financial statement closing and review procedures for the quarter ended December 31, 2021 and the quarter ending March 31, 2022. As a result, the preliminary results set forth above reflect the Company’s preliminary estimates with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results. Further, these preliminary estimates are not a comprehensive statement or estimate of the Company’s financial results or financial condition as of and for the quarters ended December 31, 2021 or ending March 31, 2022. The preliminary financial information included herein has been prepared by, and is the responsibility of, management. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial information. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. These estimates should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not draw any conclusions based on the foregoing estimates and should not place undue reliance on these preliminary estimates. The Company assumes no duty to update these preliminary estimates except as required by law.

Forward-Looking Statements

This report contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the intended use of proceeds from the offering, the expected closing date for the offering, the Company’s future cash runway and capital requirements and the exploration of financial and strategic alternatives to maximize value. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the Company’s prospectus supplement filed with the SEC on February 9, 2022, including the documents incorporated by reference therein, which include the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2021 and its other periodic reports filed with the SEC. The Company does not plan to publicly update or revise any forward-looking statements contained in this report, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 8, 2022, between Zosano Pharma Corporation and Maxim Group LLC.

4.1	Form of Series F Warrant.

5.1	Opinion of Latham & Watkins LLP

10.1	Form of Warrant Agency Agreement.

10.2	Form of Voting Agreement.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2022	ZOSANO PHARMA CORPORATION

	By:	/s/ Christine Matthews
Christine Matthews
Chief Financial Officer